Exhibit 99.1

News Release | January 28, 2025

Wells Fargo’s 2022 CFPB Consent Order Terminates

SAN FRANCISCO – January 28, 2025 – Wells Fargo & Company (NYSE: WFC) today announced that its 2022 consent order with the Consumer Financial Protection Bureau related to automobile lending, consumer deposit accounts, and mortgage lending has terminated. This is the seventh consent order closed by Wells Fargo’s regulators since 2019.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 34 on Fortune’s 2024 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Contact Information

Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com

Investor Relations
John Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

News Release Category: WF-CF
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